UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

Nemus Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Boulevard, Suite 1100, Costa Mesa, CA 92626

(Address of principal effective offices) (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2016, Nemus Bioscience, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) to sell up to 1,500 shares of Series D Convertible Preferred Stock (“Preferred Shares”) to certain accredited investors (as such terms are defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended) at a purchase price of $1,000 for each Preferred Share for aggregate gross proceeds of up to $1,500,000 (the “Financing”). Pursuant to the Agreement, the Preferred Shares were to be issued and sold in two closings.

On January 3, 2017, the Company consummated the first closing for the issuance and sale of 500 Preferred Shares for aggregate gross proceeds of $500,000 (the “Initial Closing”).

On January 9, 2017, the Company consummated the second closing for the issuance and sale of 700 Preferred Shares for aggregate gross proceeds of $700,000 (the “Additional Closing”).  Pursuant to the terms of the Agreement, the accredited investors who purchased shares in the Additional Closing (together with the accredited investors who purchased shares in the Initial Closing, the “Purchasers”) became a party to the Agreement. The terms of the Preferred Shares issued and sold in the Additional Closing are the same as the terms of the Preferred Shares issued and sold in the Initial Closing, as described in the Company’s Current Report on Form 8-K filed with the Commission on December 29, 2016, which is incorporated by reference herein.

In connection with the Initial Closing, the Company entered into Lock-Up Agreements (“Lock-Up Agreements”) with each of the Company’s officers and directors, including Brian S. Murphy, Elizabeth M. Berecz, Cosmas N. Lykos, Gerald W. McLaughlin, Thomas A. George and Douglas S. Ingram (collectively, the “Lock-Up Stockholders”), as a condition to, and to be effective, on the Initial Closing. The Lock-Up Agreements provide that each of the Lock-Up Stockholders have agreed to refrain from selling shares of the Company’s common stock from the date of the Lock-Up Agreements and to the date that is ninety (90) days after the earlier of (i) the date that one or more registration statements covering the resale of all the shares of common stock underlying the Series D Convertible Preferred Stock sold pursuant to the Agreement has been effective and available for the re-sale of all such securities and (ii) the date all the shares of common stock underlying the Series D Convertible Preferred Stock sold pursuant to the Agreement are eligible for sale without restriction or limitation pursuant to Rule 144.

The foregoing description of the Lock-Up Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreements, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

At the Initial Closing and the Additional Closing, the Company closed the issuance and sale of 500 and 700 Preferred Shares, respectively, to certain accredited investors at an aggregate purchase price of $500,000 and $700,000, respectively (collectively, the “Financing”), or $1,000 for each Preferred Share pursuant to the Agreement. The designations, preferences and relative rights of the Series D Convertible Preferred Stock are specified in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, a description of which is provided below in Item 5.03.

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As part of the terms of the Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company has agreed to file a registration statement to register for resale the shares of common stock underlying the Preferred Shares, within 30 calendar days following the Initial Closing. Subject to certain exceptions, in the event the registration statement does not become effective within certain time periods set forth in the Registration Rights Agreement, the Company would be required to pay the Purchasers in the Financing an amount in cash equal to two percent (2.0%) of the aggregate purchase price of the Preferred Shares every month until such time as the registration statement becomes effective or the shares of common stock underlying the Preferred Shares sold in the Financing may be sold by the Purchasers pursuant to Rule 144 without any restrictions or limitations.

The foregoing description of the Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the form of Agreement and the form of Registration Rights Agreement, attached to the Company’s Current Report on Form 8-K filed with the Commission on December 29, 2016, each of which is incorporated herein by reference.

Roth Capital Partners LLC (“Roth”) served as placement agent for the Financing and will receive a warrant to purchase 480,000 shares of common stock at an exercise price of $0.25 per share for a term of five years (the “Warrant”) for its services in the Financing. The Warrant will be exercisable by Roth by payment in cash or on a cashless basis. In the event that the Warrant is exercised on a cashless basis, the Company will not receive any proceeds. The exercise price of the Warrant will be subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like.

The Preferred Shares were and the Warrant will be offered and issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Purchasers represented to the Company that each was an “accredited investor” as such term is defined under Regulation D and the Financing did not involve any form of general solicitation or general advertising.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2016, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Nevada to create a series of preferred stock consisting of one thousand five hundred (1,500) out of the twenty million (20,000,000) shares of the Company’s Preferred Stock, which will be designated “Series D Convertible Preferred Stock.” The Certificate of Designation was approved by the Company's Board of Directors on December 28, 2016. The Certificate of Designation provides, among other things, that:

•	The Preferred Shares have a stated value of $1,000 per share (“Stated Value”) and are convertible into shares of common stock at a conversion price of $0.25.

•	The Series D Convertible Preferred Stock include customary provisions including anti-dilution protection, rights upon a fundamental transaction and adjustments for dividends and purchase rights.

•

The Series D Convertible Preferred Stock includes a “most favored nation” provision which provides that as long as the Purchasers hold any of the Preferred Shares, if the Company issues any new securities in a private placement or public offering (a “Subsequent Financing”), the Purchasers may exchange all of the Preferred Shares at their Stated Value for the securities issued in the Subsequent Financing on the same terms of such Subsequent Financing.

•

The Series D Convertible Preferred Stock has a limitation on conversion into common stock to preclude the holder from acquiring beneficial ownership of more than 4.99% of our outstanding common stock, which may be increased to 9.99% in certain circumstances.

This brief description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation as attached as Exhibit 3.1 to this report and incorporated by reference herein.

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Item 7.01 Regulation FD Disclosure.

On January 10, 2017, the Company issued a press release announcing the closing of the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on December 29, 2016
10.1	Form of Lock-Up Agreement
99.1	Press release dated January 10, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: January 10, 2017	By:	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of State of Nevada on December 29, 2016
10.1	Form of Lock-Up Agreement
99.1	Press release dated January 10, 2017

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